Exhibit 99.1

STELLAR ACQUISITION III INC. ANNOUNCES RESULTS OF

DIRECTOR ELECTIONS AND ADJOURNMENT OF

(“SPECIAL MEETING”) OF SHAREHOLDERS TO DECEMBER 17, 2018

ATHENS, GREECE, November 30, 2018 – Stellar Acquisition III, Inc. (“Stellar” or the “Company”) (NASDAQ: STLR) announced today that at its special meeting (“special meeting”) of shareholders held on November 30, 2018, the following directors were elected, subject to and effective on the consummation of the proposed (“Business Combination”) between Stellar and Phunware, Inc. (“Phunware”):

•	Keith Cowan (To hold office until the annual meeting of stockholders in 2019)
•	Prokopios (Akis) Tsirigakis (To hold office until the annual meeting of stockholders in 2019)
•	Lori Tauber Marcus(To hold office until the annual meeting of stockholders in 2020)
•	Kathy Tan Mayor (To hold office until the annual meeting of stockholders in 2020)
•	Randall Crowder (To hold office until the annual meeting of stockholders in 2021)
•	Alan Knitowski (To hold office until the annual meeting of stockholders in 2021)
•	George Syllantavos (To hold office until the annual meeting of stockholders in 2021)

Assuming the approval of the Business Combination by Stellar shareholders, following the consummation of the Business Combination, the above directors will constitute all the members of the Board of Directors of the continuing company.

Stellar also announced that the shareholders at the Special Meeting voted to adjourn the meeting for the consideration of all other proposals until 10:00 am Eastern Standard Time on December 17, 2018, at the offices of Ellenoff Grossman & Schole LLP, located at 1345 Avenue of the Americas, 11th Floor, New York, NY 10105, to allow additional time for the shareholders to vote on the other proposals set forth in Stellar’s proxy statement/prospectus dated November 13, 2018 (and filed with the Securities and Exchange Commission pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, on November 14, 2018) including proposals (i) to change the corporate structure and domicile of Stellar by way of continuation from a corporation incorporated under the laws of the Republic of the Marshall Islands to a corporation incorporated under the laws of the State of Delaware (the “Redomestication Proposal”); (ii) to approve the agreement and plan of merger dated as of February 27, 2018, as amended by the First Amendment to the Merger Agreement dated as of November 1, 2018 , by and among Stellar, STLR Merger Subsidiary Inc., a Delaware corporation and a wholly-owned subsidiary of Stellar, and Phunware, and the transactions contemplated by the Merger Agreement, including the issuance of the merger consideration thereunder (the “Stellar Business Combination Proposal”); (iii) to approve the 2018 Equity Incentive Plan (the “2018 Equity Incentive Plan Proposal”), (iv) to approve the 2018 Employee Stock Purchase Plan (the “2018 Employee Stock Purchase Plan Proposal”), (v) to approve, for purposes of complying with applicable Nasdaq listing rules, the issuance of more than 20% of Stellar’s issued and outstanding common stock (the “Share Issuance Proposal”), and (vi) if presented, to vote upon a proposal to further adjourn the Stellar Special Meeting to a later date or dates, if necessary to permit further solicitation and vote of proxies if it is determined by Stellar that more time is necessary or appropriate to approve one or more proposals presented at the Stellar Special Meeting (the

“Adjournment Proposal”, and collectively with the other proposals, the “Proposals”).

Akis Tsirigakis, the Chief Executive Officer of Stellar, stated, “We welcome the new directors who will take office upon the consummation of the Business Combination. We very much look forward to continuing to work toward a timely closing of the Business Combination, which we believe will benefit Stellar shareholders.”

The record date for the Special Meeting remains the close of business on November 12, 2018. Shareholders who have previously submitted their proxy or otherwise voted and who do not want to change their vote need not take any action. Shareholders as of the Record Date can vote, even if they have subsequently sold their shares.

The Stellar board of directors and management respectfully request all Stellar shareholders as of the Record Date to please vote and send their proxies as soon as possible.

No changes have been made in the proposals to be voted on by shareholders at the adjourned portion of the Special Meeting.

STELLAR STRONGLY ADVISES ALL ITS SHAREHOLDERS TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER PROXY MATERIALS RELATING TO THE SPECIAL MEETING BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC WEBSITE AT www.sec.gov. In addition, copies of the proxy statement and other documents may be obtained free of charge by directing a written request to:

George Syllantavos
Co-Chief Executive Officer and Chief Financial Officer
Stellar Acquisition III Inc.
90 Kifissias Avenue
Maroussi Athens, Greece
Telephone: +30 210 876-4876

Voting Instructions

All Stellar shareholders as of the Record Date can vote, even if they have subsequently sold their shares, and Stellar encourages its shareholders to do so before 11:59 p.m. Eastern Standard Time on December 16, 2018. Shareholders are reminded that their vote is extremely important and are urged to complete, sign, date and mail their proxy card at their earliest convenience. Shareholders may also vote by telephone or via the Internet by following the instructions printed on the proxy card.

If you need any assistance in voting your shares, please call our proxy solicitor, Advantage Proxy, at 1-877-870-8565 (toll free); 1-206-870-8565 (collect); or email at ksmith@advantageproxy.com.

Redemption Rights

Stellar shareholders electing to exercise their redemption rights are advised to review and comply with the provisions with respect thereto in the proxy statement/prospectus.

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE STELLAR PROPOSALS AND YOU WILL NOT BE ELIGIBLE TO HAVE YOUR SHARES REDEEMED FOR CASH. TO EXERCISE YOUR REDEMPTION RIGHTS, YOU ARE NOT REQUIRED TO VOTE EITHER FOR OR AGAINST THE STELLAR BUSINESS COMBINATION PROPOSAL. HOWEVER, YOU MUST DEMAND THAT STELLAR REDEEM YOUR SHARES INTO A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO STELLAR’S TRANSFER AGENT AT LEAST TWO (2) BUSINESS DAYS PRIOR TO THE VOTE ON THE STELLAR BUSINESS COMBINATION PROPOSAL. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DEPOSIT/WITHDRAWAL AT CUSTODIAN SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BROKER OR BANK TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. SEE THE SECTION OF THE PROXY STATEMENT/PROSPECTUS ENTITLED “SPECIAL MEETING OF THE SHAREHOLDERS OF STELLAR — REDEMPTION RIGHTS” FOR MORE SPECIFIC INSTRUCTIONS

Additional Information and Where You Can Find It

In connection with the proposed business combination and related transaction, Stellar filed a registration statement on Form S-4, which contains a proxy statement/ prospectus, which was declared effective by the SEC on November 13, 2018. Investors and securityholders of Stellar and Phunware are urged to read the proxy statement/prospectus/information statement, which contains important information about Stellar and Phunware, before making any voting or investment decision with respect to the proposed business combination and related transactions. The proxy statement/prospectus and other relevant materials, and any other documents filed by Stellar with the SEC, may be obtained free of charge at the SEC web site at www.sec.gov.

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About Stellar

Phunware is a provider of Multiscreen-as-a-Service (“MaaS”) solutions, an integrated customer engagement platform that enables organizations to develop customized, immersive, branded mobile applications. Phunware sells its services in verticals including healthcare, retail, hospitality, transportation, sports and entertainment, and enables brands to engage, manage and monetize their anytime-anywhere mobile users. Phunware’s MaaS technology is available in software development kit (“SDK”) form for organizations developing their own applications, via customized development services as well as prepackaged solutions. Through its integrated mobile advertising platform of publishers and developers, Phunware also maximizes mobile monetization through an advertising product suite including self-service media buying, real-time bidding (“RTB”), publisher mediation and yield optimization, cross-platform ad creation and dynamic ad serving.

Participants in the Solicitation

Stellar, Phunware and their respective directors and executive officers and other persons may be deemed to be participants in the solicitations of proxies from Stellar’s shareholders in respect of the proposed transaction. Information regarding Stellar’s directors and executive officers is available in its annual report on Form 10-K filed with the SEC. Additional information regarding Stellar, the Proposals and the participants in the proxy solicitation and a description of their direct and indirect interests are contained in the proxy statement/prospectus of Stellar dated November 13, 2018.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Some of the statements in this release relating to the matters described herein are or may constitute “forward-looking statements.” Words such as “believe,” “expect,” “anticipate,” “project,” “target,” “optimistic,” “intend,” “aim,” “will”, “may” and variations and similar words and expressions are intended to identify such forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements relating to the Business Combination and the proxy voting process (as well as the combined company's post-closing activities) include, but are not limited to: (i) statements about the benefits of the transaction involving Stellar and Phunware, including future financial and operating results; (ii) Stellar’s and Phunware’s plans, objectives, expectations and intentions (including with respect to the future Token Generation Event (“TGE”) and the use of proceeds from Stellar’s trust account); (iii) the expected timing of completion of the transaction and the SEC registration statement and proxy voting process; and (iv) other statements relating to the transaction, the SEC registration statement and proxy voting process and the combined company’s post-closing activities that are not historical facts. Forward-looking statements involve estimates, expectations and projections and, as a result, are subject to risks and uncertainties. Actual results could differ materially if not substantially from those described in the forward-looking statements. Important risks and other factors could cause actual results to differ materially from those indicated by such forward looking statements. With respect to the transaction, the SEC registration statement and proxy voting process and the combined company’s post-closing activities, such risks and uncertainties include, among many others: (i) the risks associated with Stellar’s the proxy voting process, including uncertainty regarding the number of Stellar shareholders who may request redemption and whether Stellar and Phunware shareholders will approve the transaction; (ii) the risk that the benefits to Stellar and its shareholders anticipated from transaction may not be fully realized or may take longer to realize than expected; (iii) the risk that any projections, including earnings, revenues, expenses, synergies, margins or any other financial items are not realized, (iv) the risks associated with concentration of Phunware’s business with certain customers; (v) the potential for reductions in industry profit margins due to, among other factors, declining service revenues; (vi) the inability of the post-closing combined company to expand and diversify the business of Phunware; (vii) changing interpretations of generally accepted accounting principles; ( viii) the combined company’s continued compliance with government regulations; changing legislation and regulatory environments; (ix) the ability of the post-closing company to meet Nasdaq’s continued listing standards; (x) the potential for lower return on investment by Phunware’s expected TGE; (xi) the inability of Phunware to manage growth; (xii) requirements or changes affecting the MaaS/SaaS industry; (xiii) the general volatility of market prices of Stellar’s securities and general economic conditions; ( xiv) the combined company’s ability to implement new strategies and react to changing market conditions; (xv) risks associated with operating hazards; (xvi) risks associated with competition; (xvii) risks associated with the loss of key personnel; (xviii) unexpected costs, liabilities or delays in the proposed transaction; (xix) the outcome of any legal proceedings related to the transaction; (xx) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement or (xxi) any of the factors in detailed in the “Risk Factors” section of Stellar’s filings with the SEC.

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The foregoing listing of risks is not exhaustive. These risks, as well as other risks associated with the transaction, are further discussed in Stellar’s registration statement to be filed with the SEC in connection with the transaction. Additional risks and uncertainties are identified and discussed in Stellar’s reports filed or to be filed with the SEC and available at the SEC's website at http://www.sec.gov. Forward-looking statements included in this press release speak only as of the date of this press release. Stellar undertakes and assumes no obligation, and does not intend, to update any forward-looking statements, except as required by law.

Company Contact: George Syllantavos co-CEO & CFO Stellar Acquisition III Inc. 90 Kifissias Avenue, Maroussi 15123, Athens, Greece Email: gs@stellaracquisition.com Website: www.stellaracquisition.com

Investor Relations / Media Contact:

Daniela Guerrero

Capital Link, Inc.

230 Park Avenue, Suite 1536

New York, N.Y. 10169

Tel.: (212) 661-7566

Fax: (212) 661-7526

E-Mail: stellaracquisition@capitallink.com

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